Exhibit 5.1

February 28, 2017

Energy XXI Gulf Coast, Inc.
1021 Main, Suite 2626
Houston, Texas 77002

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as counsel for Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”) and have acted as such in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 9,049,929 shares of the Company's common stock, par value $0.01 per share (the “Outstanding Shares”), and 222,356 shares of common stock (the “Warrant Shares”, and together with the Outstanding Shares, the “Shares”) issuable upon the exercise of warrants issued on December 30, 2016 (the “Warrants”), to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”). You have advised us that the Company issued the Outstanding Shares and the Warrants to the Selling Stockholders pursuant to the Second Amended Proposed Joint Chapter 11 Plan of Reorganization, as confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division on December 13, 2016.

In connection with the opinion expressed herein, we have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Energy XXI Gulf Coast, Inc February 28, 2017 Page 2

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing, we are of the opinion that:

(i)       the Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable; and

(ii)       assuming due exercise of the Warrants in accordance with their respective terms, the Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal securities laws of the United States of America. We do not express any opinion herein on the laws of any other jurisdiction.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Vinson & Elkins L.L.P in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.